PROXY

HAWAIIAN AIRLINES, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
AUGUST 23, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints John W. Adams, Christine R. Deister and Lyn F. Anzai, and each or any of them, attorneys and proxies with full power of substitution, to represent the shareholder on the reverse side of this proxy card to vote all shares of Preferred Stock, $.01 par value, of Hawaiian Airlines, Inc. (the "Company") held of record by the undersigned on July 9, 2002, at the 2002 Annual Meeting of Shareholders of the Company to be held on August 23, 2002 at the Royal Hawaiian Hotel, 2259 Kalakaua Avenue, Honolulu, Hawaii, in the Regency Room at 10:00 a.m., Hawaii standard time, and at any and all adjournments or postponements thereof, as herein specified upon the proposals listed herein and described in the Proxy Statement for the meeting and in his or her discretion upon any other matter that may properly come before the meeting. The Board of Directors has proposed the matters set forth on the reverse for the vote of the shareholders of the Company.

        THE SHARES VOTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

(Continued and to be signed on other side)

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.	Please mark your votes as indicated in this example	☒
1. Election of Directors.
To elect the following nominees as directors: 01 John W. Adams, 02 Gregory S. Anderson, 03 Todd G. Cole, 04 Robert G. Coo, 05 Joseph P. Hoar, 06 Reno F. Morella, 07 Samson Poomaihealani, 08 Edward Z. Safady, 09 Sharon L. Soper, 10 Thomas J. Trzanowski and 11 William M. Weisfield
FOR all nominees listed to the right (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed to the right ☐		(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)
		FOR	AGAINST	ABSTAIN
2. To approve the Agreement and Plan of Merger, dated as of May 2, 2002, by and among Hawaiian Holdings, Inc., HA Sub, Inc. and Hawaiian Airlines, Inc.		☐	☐	☐	IMPORTANT: Please sign your name or names exactly as stenciled on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, EACH holder should sign.
		FOR	AGAINST	ABSTAIN
3. To approve the provision of the amended by-laws of Hawaiian Holdings, Inc. that allows only the board of directors and the chairman to call special meetings of the shareholders		☐	☐	☐
(Note: to approve the reorganization proposal, shareholders must also approve this proposal.)
		FOR	AGAINST	ABSTAIN
4. To grant our management the discretionary authority to adjourn the annual meeting in accordance with our amended bylaws to a later date so that additional proxies in favor of the reorganization proposal may be solicited.		☐	☐	☐	Dated: , 2002 Signature
Signature
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